EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Option Plan of Intervoice, Inc. of our report dated April 6, 2004, with respect to the consolidated financial statements and schedule of Intervoice, Inc. included in its Annual Report (Form 10-K) for the year ended February 29, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
February 18, 2005